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                                                                      EXHIBIT 11

COOPERS                                             COOPERS & LYBRAND L.L.P.
& LYBRAND                                           A PROFESSIONAL SERVICES FIRM

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of GT Global Series Trust:

    We hereby consent to the inclusion of our report dated February 17, 1998 on our audit of the financial statements of the GT Global New Dimension Fund as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of the GT Global Series Trust. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                          /S/ COOPERS & LYBRAND L.L.P.
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                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 2, 1998